Exhibit 99.1

C. DAVID ZOBA ELECTED TO THE BOARD OF TRUSTEES OF ACADIA REALTY TRUST

WHITE PLAINS, NY (August 13, 2015) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) today announced the election, by the Board of Trustees, of C. David Zoba as an independent trustee of the Company, effective immediately. This election expands Acadia’s Board to seven trustees, six of whom are independent.

Mr. Zoba is senior real estate strategy advisor of Gap, Inc., where he is focused primarily on the expansion of the Gap, Gap Outlet, and Old Navy brands in China. Previously, from 2009 to 2015, he served as senior vice president of global real estate for Gap, Inc., where he was responsible for developing and executing the company’s real estate strategy for its portfolio of brands. During this time, he was actively involved in the growth of Athleta, a brand that was initially available only online, to 100 stores in four years. Before joining Gap Inc., from July 2006 through December 2008, Mr. Zoba was principal and chief operating officer of Steiner + Associates, a developer of lifestyle and regional town centers. From November 2004 through April 2006, Mr. Zoba served as president and chief operating officer of Premier Properties, a real estate development company. From 2001 through late 2004, he was executive vice president of Galyan’s Trading Company, Inc., a spinoff of The Limited, where he helped create and launch a specialty sporting goods retailer that later became part of Dick’s Sporting Goods. Prior to that, beginning in June 1994, Mr. Zoba held a variety of legal and operational roles at The Limited. Mr. Zoba currently serves on the Board of Trustees and on the Executive Board of the International Council of Shopping Centers and on the Board of Larkin Street Youth Services in San Francisco. He is also chairman of JLL’s Global Retail Leasing Board. Mr. Zoba earned his undergraduate degree from Harvard University and attended the London School of Economics for graduate studies. He has a J.D. from Case Western Reserve University Law School.

“We are fortunate to have a highly sophisticated Board of Trustees made up of experienced and knowledgeable experts in their respective fields and feel that the addition of Mr. Zoba will serve to further enhance the Board,” stated Lee S. Wielansky, Lead Trustee of Acadia’s Board of Trustees. “David is an industry leader whose experience on the front lines of retailing highly complements our Board’s areas of expertise. His perspective will be a valuable addition to the conversation as we continue to thoughtfully execute a differentiated real estate investment strategy focused on delivering attractive growth in an evolving retailing environment.”

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - core and fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential opportunities arising from continued economic uncertainty. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 20, 2015 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the current global financial environment and its effect on retail tenants; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.